UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): May 27, 2026

FOXO TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39783	85-1050265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

477 South Rosemary Avenue Suite 224 West Palm Beach, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

(612) 800-0059

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On May 27, 2026, FOXO Technologies Inc. (the “Company”), together with its wholly-owned subsidiary, FOXO Labs, Inc. (“FLI”), entered into a Strategic Technology License Agreement (the “Agreement”) with Jon R. Sabes, the Company’s founder, and LongevityFP Technologies, LLC, a Minnesota limited liability company controlled by Mr. Sabes (“LongevityFP Technologies”).

The material terms of the Agreement are as follows:

(i) License. The Company and FLI granted LongevityFP Technologies an exclusive, worldwide license to commercialize the Company’s epigenetics intellectual property portfolio, including two issued U.S. patents (U.S. Patent Nos. 11,795,495 and 11,817,214), a 13,000+ individual epigenetic dataset, proprietary machine learning models and algorithms, and related work product and arrangements (collectively, the “Licensed IP”).

(ii) Royalty. LongevityFP Technologies will pay the Company a royalty equal to 3% of net revenues derived from commercialization of the Licensed IP, subject to an aggregate cap of $1,300,000.

(iii) Acquisition Option. LongevityFP Technologies received an exclusive, irrevocable ten-year option to acquire majority ownership of FLI. Upon a “Track A” exercise, LongevityFP Technologies acquires 100% of FLI and issues the Company a preferred membership interest representing 40% of LongevityFP Technologies’s fully diluted common equity. Upon a “Track B” exercise, FLI issues LongevityFP Technologies 60% of FLI’s fully diluted equity, with the Company retaining 40%.

(iv) IP Retention. The Company retains ownership of FLI and the Licensed IP throughout the license period.

(v) Mutual Releases. The Agreement includes mutual releases between the Company and Mr. Sabes and resolves all prior matters between the parties.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Item 7.01 Regulation FD Disclosure.

On May 28, 2026, the Company issued a joint press release announcing its entry into the Strategic Technology License Agreement with Mr. Jon R. Sabes and LongevityFP Technologies, LLC, as described under Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information under this Item 7.01, including Exhibit 99.1 hereto, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing. Furthermore, the furnishing of information under Item 7.01 of this Current Report on Form 8-K is not intended to constitute a determination by the Company that the information contained herein, including the exhibit hereto, is material or that the dissemination of such information is required by Regulation FD.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements.” Any statements contained in this Current Report on Form 8-K that do not describe historical facts may constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “if,” “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements are based on information currently available to the Company’s management as well as estimates and assumptions made by its management and are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s or its industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. These forward-looking statements are made as of the date of this Current Report on Form 8-K, and the Company does not undertake an obligation to update these forward-looking statements after such date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Strategic Technology License Agreement, dated as of May 27, 2026, by and among FOXO Technologies Inc., FOXO Labs, Inc., Jon R. Sabes, and LongevityFP Technologies, LLC (Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally omitted materials to the SEC upon request.)
99.1	Joint Press Release dated May 28, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOXO Technologies Inc.

Date: May 28, 2026	By:	/s/ Seamus Lagan
	Name:	Seamus Lagan
	Title:	Chief Executive Officer

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